US Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 1999

                             CONECTISYS CORPORATION
             (Exact name of registrant as specified in its charter)
               Colorado               33-3560D        84-1017107
     (State or other jurisdiction   (Commission      (IRS Employer
           of incorporation)        File Number)   Identification No.)

                           24730 AVENUE TIBBITTS #130
                           VALENCIA, CALIFORNIA           91355
               (Address of principle executive offices) (Zip Code)

       Registrant's telephone number, including area code: (661) 295-6763

Form 8-K: Dated: August 4, 1999
CONECTISYS CORPORATION
Commission File # 33-3560D

Item 4 - Changes in Registrant's Certifying Accountant

Conectisys has engaged Hurly & Company as its auditors on August 4, 1999. Conectisys released BDO Seidman, LLP as the Company's auditor. BDO Seidman was unable to provide the Conectisys "1998 10-KSB audited financial statements" in an acceptable time period. The Company was delinquent in filing yearly and quarterly reports with the Securities and Exchange Commission as a consequence of this change in auditors.

Item 8 - Change in Fiscal Year

The Conectisys Corporation fiscal year end date has been changed from November 30 to September 30. The end of the 1999 fiscal year was September 30, 1999. This change was to facilitate product development and the release of the Company's financial statements. The next report reflecting this change shall be the Company's 10-KSB for the fiscal year 1999.


Dated: October 12, 1999              /s/ Robert A. Spigno
                                     ROBERT A. SPIGNO, President